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                                  EXHIBIT 23.1

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

     As independent certified public accountants, we hereby consent to the incorporation of our report incorporated by reference in this Form 10-K into the Company's previously filed Registration Statements on Forms S-8 (Registration Statement File Nos. 33-59159, 333-11833, 333-11837, 333-46399 and 333-80607).


ARTHUR ANDERSEN LLP




West Palm Beach, Florida,
    March 29, 2000.